UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2010

Silverton Adventures, Inc.
(Exact Name of Registrants as Specified in Their Charters)

Nevada
(State or Other Jurisdiction of Incorporation)

333-153626	80-5072317
(Commission File Number)	(IRS Employer Identification No.)

5070 Arville Street #7, Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(702) 876-1539
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 30, 2010, the Company acquired Worldwide Media Organization, Inc., a Nevada corporation (“Worldwide”) pursuant to a share exchange agreement whereby the Company issued 7,050,000 shares of common stock, par value $0.001 in exchange for 100% of the common stock of Worldwide. At the close of this transaction, Worldwide became a wholly-owned subsidiary of the Company. There is no change in control of the Company as a result of this transaction. The Share Exchange Agreement between the Company and Worldwide is attached as an exhibit.

Item 3.02 Unregistered Sales of Equity Securities

The Company issued 7,050,000 shares of Common Stock, par value $0.001, for all for all of the outstanding Common Stock of Worldwide.  This common stock paid pursuant to this transaction was issued to the following individuals or entities:

Ronald M. Miller                                                                6,500,000 shares of Common Stock
5070 Arville Street #7
Las Vegas, Nevada 89118

Grow Public, Inc.                                                                   500,000 shares of Common Stock
9901 IH-10 West, Suite 800
San Antonio, Texas 78230

Brad McAlpin                                                                    50,000 shares of Common Stock
211 South Citrus Avenue
Covina, California 91723

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 30, 2010, the Company appointed Ron Miller as President to replace Sarit Mor. Additionally, Ron Miller was also named as a new director of the Company. Sarit Mor will retain the position of Chief Executive Officer, Treasurer, Secretary, and Chairman of the Board of Directors.

Item 9.01 Financial Statements and Exhibits

2.1	Share Exchange Agreement, dated December 30, 2010, between Silverton Adventures, Inc. and Worldwide Media Organization, Inc., both Nevada corporations.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2011	Silverton Adventures, Inc.

	By:	/s/ Sarit Mor
Name: Sarit Mor
Title: Chief Executive Officer